UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

API NANOTRONICS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid if previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

API NANOTRONICS CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 20, 2008

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of API Nanotronics Corp. (the “Company”) to be held at 10:00 am, local time, on Wednesday, August 20, 2008, at the offices of WeirFoulds, LLP, The Exchange Tower, Suite 1500, 130 King Street West, Toronto, Ontario Canada.

At this special meeting, you will be asked to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share, of between a one-for-five and a one-for-fifteen reverse stock split as described in the enclosed proxy statement, and to transact such other business as properly may come before the Special Meeting, or any adjournments or postponements of the meeting. The resolution to be voted on leaves the final decision to effect the reverse stock split with the Board of Directors. The Board of Directors unanimously recommends that you vote FOR this proposal.

Details regarding the matter to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

Only holders of record at the close of business on July 21, 2008, the record date, are entitled to vote on the matter listed in this Notice of Special Meeting.

Please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed envelope, whether or not you plan to attend the meeting. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

By order of the Board of Directors,

/s/ PHILLIP DEZWIREK
Phillip DeZwirek
Chairman

July 21, 2008

API NANOTRONICS CORP.

505 University Avenue, Suite 1400

Toronto Ontario

Canada M5G 1X3

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 20, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of API Nanotronics Corp. (the “Company”), a Delaware corporation. The proxy is solicited for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 am local time on Wednesday, August 20, 2008, at the offices of WeirFoulds LLP, The Exchange Tower, Suite 1500, 130 King Street West, Toronto, Ontario Canada. The approximate date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is July 25, 2008.

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of the Company, for use at the Special Meeting of Stockholders to be held at 10:00 am, local time, on Wednesday, August 20, 2008, at the offices of WeirFoulds LLP, The Exchange Tower, Suite 1500, 130 King Street West, Toronto, Ontario Canada, or at any adjournments or postponements of this meeting.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock or exchangeable shares (“Exchangeable Shares”) issued by API Nanotronics Sub, Inc. (“Nanotronics Sub”). This proxy statement describes an issue on which we would like you to vote. It also gives you information on this issue so that you can make an informed decision.

When you sign the proxy card, you appoint Phillip DeZwirek and Jason DeZwirek as your representatives at the meeting. Phillip DeZwirek and Jason DeZwirek will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Phillip DeZwirek and Jason DeZwirek will vote your shares, under your proxy, in accordance with their best judgment.

What am I voting on?

•

You are voting to approve an amendment of our certificate of incorporation to allow a reverse stock split (“Reverse Stock Split”) of the API Nanotronics Corp. common stock. Such split could occur at any time within one (1) year of the Special Meeting and be at a ratio of 1:5 to a ratio of 1:15 at the discretion of the Board of Directors of the Company or a committee thereof. Our board of directors recommends a vote “FOR” approval of the authorization of the Reverse Stock Split.

•

In addition, holders of Exchangeable Shares are voting to ratify an amendment to the articles of incorporation of Nanotronics Sub which would approve an identical reverse stock split of the Exchangeable Shares. The holders of Exchangeable Shares will be solicited for this vote by a separate proxy solicitation. The board of directors of Nanotronics Sub recommends a vote “FOR” approval of the reverse stock split of the Exchangeable Shares.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

What is the objective of the Reverse Stock Split?

We believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and may encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. It should be noted, however, that the liquidity of our common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

What effect will the Reverse Stock Split have on me?

Pursuant to the Reverse Stock Split, shares of common stock that you own will be combined and converted into a lesser number of shares of common stock. Any fractional shares that would result from the Reverse Stock Split will be rounded up to the next whole share. Simultaneously with any change to our common stock, a like change will occur to the Exchangeable Shares.

Who Can Vote?

You may vote if you owned shares of the Company’s common stock or Exchangeable Shares of API Nanotronics Sub, Inc. at the close of business on Monday, July 21, 2008, the record date for our Special Meeting. As of July 21, 2008, we had outstanding 486,998,355 shares of the Company’s common stock and 35,077,750 Exchangeable Shares. We had no class or series of voting stock outstanding other than the common stock and Exchangeable Shares. Each share of our common stock and each Exchangeable Share outstanding on the record date will be entitled to cast one vote. In this proxy statement, we use the term “stockholders” to mean, collectively, holders of our common stock and holders of Exchangeable Shares.

•	API Nanotronics Corp. Stockholders: You are entitled to one vote for each share you owned on the record date for each matter presented at the meeting.

•

API Nanotronics Sub, Inc. Exchangeable Shareholders: You are entitled to one vote for each Exchangeable Share you owned on the record date for each matter presented at the meeting. You may vote at the Special Meeting by instructing the trustee of the Exchangeable Shares, Equity Transfer & Trust Company (the “Trustee”), how to vote your shares. The Trustee will only vote pursuant to your instructions and will not vote any shares for which it has not received instructions. You may also instruct the Trustee to give a proxy to a person named by you, or to our management. Such a proxy can be used to allow you or a person named by you to appear and vote at the meeting.

What are “Exchangeable Shares”?

Exchangeable Shares are designed to have the same economic rights as our common stock, and are exchangeable on a one-for-one basis into our common stock. However, Exchangeable Shares are issued by Nanotronics Sub and not the Company.

How do I vote?

•

By written proxy: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope.

•

In person: If you are a record stockholder of common stock, you can vote in person at the meeting. Being a record stockholder means that your shares of common stock are registered in your name, as opposed to the name of your broker or bank. If you are beneficial holder but not a record stockholder, you can vote in person by obtaining a proxy from the record holder. If you are a holder of Exchangeable Shares, you or your designee can vote in person by obtaining a proxy from the Trustee of the Exchangeable Shares.

•

By internet: You can vote over the Internet but only if information on Internet voting is enclosed with this proxy statement. The option of voting over the Internet is available only if (1) you are a record holder of common stock or Exchangeable Shares or (2) your broker, bank or other nominee has made this option available to you. If voting over the Internet is available to you, instructions will appear either on an information sheet inserted with this proxy statement or on the proxy card provided by your broker, bank or other nominee.

Who can attend the meeting?

All stockholders as of the close of business on the record date, July 21, 2008, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

What vote is required to authorize the amendment of our certificate of incorporation to effect a reverse stock split?

The affirmative vote of a majority of the outstanding stock entitled to vote is required to approve the proposed amendment to our certificate of incorporation to effect a Reverse Stock Split. Consequently, abstaining, voting against and a broker non-vote all have the same effect as voting against the proposed amendment.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	giving written notice to our corporate Secretary prior to the actual vote at the meeting,

•	delivering a later-dated proxy card prior to or at the meeting, or

•	voting in person at the meeting.

If you hold shares through a bank or brokerage firm, you must contact the firm to revoke any prior voting instructions. If you hold Exchangeable Shares directly, you must contact the Trustee to revoke any prior voting instructions. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon.

What is the record date and what does it mean?

The record date for the Special Meeting of stockholders is July 21, 2008. The record date is set by our board of directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting and at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

You should specify your choice for each matter on the enclosed proxy card.

•	API Nanotronics Corp. Stockholders: If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” approval of the amendment to our certificate of incorporation to effect a reverse stock split and to authorize the Board of Directors to file such amendment, and

•	API Nanotronics Sub, Inc. Exchangeable Shareholders: If you do not provide specific instructions regarding a matter, your Exchangeable Shares will not be voted with respect to that matter.

How are broker non-votes and abstentions counted?

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•	does not have the discretionary voting power on the matter.

With regard to the matter being voted on, broker non-votes and abstentions will be counted as shares present and entitled to vote and will have the same effect as a vote against the matter being voted on.

What is a quorum?

In order for business to be conducted, a quorum must be represented at the Special Meeting. Shares entitled to vote one-third of the votes of the outstanding shares must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting. Shares represented by a proxy marked “abstain” will be considered present at the meeting for purposes of determining a quorum. Broker “non-votes” will be counted as present for the purpose of determining the presence of a quorum.

Am I entitled to dissent from the Reverse Stock Split?

No. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our charter to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

What are the federal income tax consequences of the Reverse Stock Split?

We expect that our stockholders generally will not recognize taxable gain or loss as a result of the Reverse Stock Split. However, the tax consequences to each stockholder will depend on his particular situation. For further information, see the discussion on page 8 under the heading “Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split.”

Should I send my stock certificates in now?

No, do not send in your stock certificates now. After the Reverse Stock Split is approved and effected, we will send you instructions for submitting your pre-Reverse Stock Split stock certificate(s) in exchange for your post-Reverse Stock Split stock certificate in lieu of fractional shares if a Reverse Stock Split occurs.

Can the Board of Directors abandon the Reverse Stock Split?

Yes. While the Board of Directors may effect the Reverse Stock Split at any during the one year following the Special Meeting, the Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split.

What is the Board of Director’s recommendation?

The Board of Directors has unanimously concluded that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders. The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Certificate of Incorporation that effects the Reverse Stock Split and the authorization of the Board of Directors to file such amendment.

PROPOSAL ONE

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board is recommending that the stockholders approve an amendment to the Company’s certificate of incorporation to effect a Reverse Stock Split of the Company’s outstanding shares of common stock at a ratio within a range of 1:5 to 1:15. If this proposal is approved, the Board or a committee of the Board will have the authority to decide, within twelve months from the Special Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If the Board decides to implement the split, it will become effective upon the filing of the amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware and this will be the effective date of the Reverse Stock Split. If the Reverse Stock Split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by the Board or committee. The total number of authorized shares of common stock would remain unchanged at its current total of one billion (1,000,000,000). The form of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split is attached as Annex A to this proxy statement.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split could, among other things, (i) create a trading market in our common stock that would allow greater interest than was possible with the previous low share price, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, and (iii) better enable the Company to raise funds to finance its operations and possible acquisitions.

The closing sale price of the Company’s common stock on the OTCBB on July 15, 2008 was $0.102 per share.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s common stock.

Furthermore, the Board believes that the Reverse Stock Split would facilitate the Company’s efforts to raise capital to fund its operations and possible acquisitions. As previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), the Company will need to raise additional capital and may elect to do so through the issuance of equity securities. The Reverse Stock Split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of common stock in equity financing transactions. The Company currently has no immediate intended uses for the additional shares that would be available for issuance following the Reverse Stock Split.

The purpose of seeking stockholder approval of a range of exchange ratios from 1:5 to 1:15 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, the Board or a committee of the Board would effect a Reverse Stock Split only upon the Board or committee’s determination that a Reverse Stock Split would be in the best interests of the Company at that time. If the Board were to effect a Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio within the range of 1:5 to 1:15. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the Reverse Stock Split, we would communicate to the public additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board or committee. If the Board or a committee of the Board does not implement the Reverse Stock Split within twelve months from the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of the Company’s common stock in order to, among other things, generate interest in the Company among investors. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will round up the number of shares of stock to be received by the stockholder. The rounding up of fractional shares will not have a material effect of any stockholder’s percentage ownership interest or proportionate voting power.

The principal effects of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 486,998,355 shares of common stock and 35,077,750 Exchangeable Shares as of July 9, 2008 to a range of 97,399,671 to 32,466,557 shares of common stock and a range of 7,015,550 to 2,338,517 Exchangeable Shares, depending on the exact split ratio chosen by the Board or a committee of the Board, and subject to immaterial differences because fractional shares will not be issued and the number of shares of a holder will be rounded up, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth to one-fifteenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, at an exercise price equal to five to fifteen times the exercise price specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares reserved for issuance pursuant to the Company’s 2006 Equity Incentive Plan will be reduced to one-fifth to one-fifteenth of the number of shares currently included in such plan.

The Reverse Stock Split will not affect the par value of the common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced to one-fifth to one-fifteenth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board of Directors believes that a higher trading price may help generate investor interest, there can be no assurance that the Reverse Stock Split will generate a per share trading price that will attract investors. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest.

If the Reverse Stock Split is accomplished and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. However, the market price of our common stock also will be based on our performance and other factors that are unrelated to the number of shares outstanding.

The amendment will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934. If the proposed Reverse Stock Split is implemented, the common stock of the Company will continue to be reported on the OTC Bulletin Board under the symbol “APIO”.

The Reverse Stock Split will be accompanied by a simultaneous reverse stock split of the Exchangeable Shares so that the Exchangeable Shares will remain the economic equivalent to our common stock and the Exchangeable Shares will remain exchangeable for our common stock on a one-for-one basis. The authorization of the reverse stock split of the Exchangeable Shares by the shareholders of Nanotronics Sub will occur if our stockholders authorize the Reverse Stock Split. Some of our directors own over 90% of the Exchangeable Shares and are the directors of Nanotronics Sub. These directors have committed to authorize a simultaneous and identical reverse stock split of the Exchangeable Shares. While the holders of Exchangeable Shares will have dissent rights under Ontario law, the Company does not believe that the possible exercise of dissent rights by holders of Exchangeable Shares would have a material cost to the Company given that less than three million Exchangeable Shares are owned by parties other than our directors.

Additionally, the former holders of the common shares of API Electronics Group Corp. (“API”) who had not yet converted such common shares into common stock of the Company or Exchangeable Shares would have the conversion ratio adjusted so that the economic effect of the ten shares of common stock or Exchangeable Shares for one API common share ratio that was in effect when the plan of arrangement was originally adopted would be preserved.

Because the Company will not reduce the number of authorized shares of common stock, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the Reverse Stock Split. These shares may be issued at the Board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s certificate of incorporation or bylaws.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and the Board or a committee of the Board determines it is in the best interests of the Company to effect the split, the Reverse Stock Split would become effective at such time as the amendment to the Company’s Certificate of Incorporation, the form of which is attached as Annex A to this proxy statement, is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company’s existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Equity Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

The Company will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company will round up the number of shares to be received by the holder to the next whole number of shares.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board or a committee of the Board will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the exact amount of split, if any, the Board or committee will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. Except where noted, this summary deals only with a stockholder who is a U.S. Holder and holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

partnerships

financial institutions;

insurance companies;

real estate investment trusts;

regulated investment companies;

grantor trusts;

tax-exempt organizations;

dealers or traders in securities or currencies;

stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The Company believes that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-split shares is equal to the fair market value of the pre-split shares surrendered in exchange therefor:

•	A stockholder should not recognize any gain or loss in the Reverse Stock Split.

•	A stockholder’s aggregate tax basis in its shares of post-split shares should be equal to its aggregate tax basis in the pre-split shares exchanged therefor.

•	A stockholder’s holding period for the post-split shares should include the period during which the pre-split shares surrendered in exchange therefor were held.

However, the IRS may take the position that the receipt of additional shares in lieu of fractional shares is a taxable dividend, in which case a stockholder would recognize dividend income equal to the fair market value of the additional fraction of a share received. Stockholders should consult their own tax advisors regarding the tax consequences to them in such case.

The tax consequences of the Reverse Stock Split under state, local and foreign laws are not addressed in this discussion. No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought, and this discussion is not binding on the Internal Revenue Service.

Approval Required

The affirmative vote of the holders of a majority of the votes entitled to vote at the Special Meeting represented by shares outstanding as of the record date is required to approve the amendment of the Company’s

Certificate of Incorporation to effect a Reverse Stock Split of the common stock in the range of 1:5 to 1:15. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT (PROPOSAL ONE).

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This document and other materials the Company has filed or will file with the SEC (as well as information included in the Company’s other written or oral statements) contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “strategy,” “may,” “forecast,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “intend,” “project,” “goal,” “target” or similar expressions. These forward-looking statements address, among other things, the anticipated effects of the Reverse Stock Split. These forward-looking statements are based on the current plans and expectations of the Company’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any of them occurs, what effect they will have on the results of operations or financial condition. These factors include, but are not limited to the effect of general economic conditions, particularly in the United States; the level of competition; pricing pressures and actions; difficulties in obtaining materials from suppliers, and the rising cost of raw materials used in manufacturing products; unexpected safety or manufacturing issues; market demand for the Company’s products, which may be tied to the relative strength of various business segments; regulatory actions or delays, and changes in accounting regulations; the loss of current customers or the inability to obtain new customers; legal proceedings; the ability to protect intellectual and other proprietary rights; the ability to retain key employees; the execution of internal performance plans; changes in asset valuations, including writedowns of property, plant and equipment, inventory, accounts receivable or other assets for impairment or other reasons and other factors; and changes in stock market conditions.

You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this document. The Company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

HISTORY OF THE COMPANY

On November 6, 2006, in a business combination that occurred under Ontario law, we combined with API, and API became our wholly-owned indirect subsidiary (the “Business Combination”). This Business Combination was accomplished by our forming an Ontario subsidiary, RVI Sub, Inc. and now known as API Nanotronics Sub, Inc., which we refer to as Nanotronics Sub. API became a wholly-owned subsidiary of Nanotronics Sub pursuant to a Plan of Arrangement approved by the Ontario Superior Court of Justice. The holders of common shares of API were given the right to receive either 50 shares of our common stock, or if the shareholder elected and was a Canadian taxpayer, 50 shares of Exchangeable Shares of Nanotronics Sub. (This exchange ratio reflects subsequent adjustments.) Each Exchangeable Share of Nanotronics Sub is exchangeable at the option of the holder into one share of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 24, 2008 we had 109 stockholders of record and 486,998,355 shares of our common stock were outstanding. We cannot accurately estimate the total number of beneficial holders of our common stock because a portion of our common stock is held by agents in street name. As of June 24, 2008, Nanotronics Sub had 4 stockholders of record (other than our subsidiary) holding 35,077,750 Exchangeable Shares. As of June 24, 2008, the shareholder’s list for API showed 1,196 former shareholders holding the rights associated with 49,578 API common shares (equivalent to 2,478,900 shares of our common stock) who have not yet elected to obtain either our common stock or Exchangeable Shares.

Nanotronics Sub may still issue a maximum of 2,478,900 shares of our common stock in connection with the Business Combination. If former holders of common shares of API who are Canadian residents request to receive Exchangeable Shares instead of shares of our common stock, Nanotronics Sub will not issue our common shares to those former holders of API common shares. However, given that the Exchangeable Shares were structured to be the equivalent, to the extent practicable, of our shares, whether or not API common shares are converted to Exchangeable Shares or our common stock will have little affect on us. For example, through the share of our special voting stock held by the Trustee and issued to the Trustee in connection with the Plan of Arrangement, the holders of Exchangeable Shares (other than us and our subsidiaries) have the number of votes on all matters on which holders of our common stock can vote equal to the number of shares of our common stock that are exchangeable for the Exchangeable Shares.

The following table sets forth as at June 24, 2008, the name and address and the number of shares of our common stock (assuming for such purposes that the Exchangeable Shares constitute outstanding shares of our common stock), beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group. The total number of shares of our common stock as of June 24, 2008 (assuming that the 35,077,750 Exchangeable Shares issued and not held by our subsidiaries constitute outstanding shares of our common stock) is 522,076,105. This amount does not include the 2,478,900 Exchangeable Shares or common stock which still could be issued in the Business Combination for API common shares.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Our Shares of Common Stock Beneficially Owned(3)(4)
Jason DeZwirek 505 University Avenue, Suite 1400 Toronto, Ontario Canada M5G 1X3 (5)	73,004,045	13.7%

Phillip DeZwirek 505 University Avenue, Suite 1400 Toronto, Ontario Canada M5G 1X3 (6)	66,545,200	12.4%

Icarus Investment Corp. 505 University Avenue, Suite 1400 Toronto, Ontario Canada M5G 1X3 (7)	30,019,400	5.8%

Martin Moskovits 87 Glen Pasture Court Huntington Station, NY 11746 (8)	3,900,000	*

Jonathan Pollack 505 University Avenue, Suite 1400 Toronto, Ontario Canada M5G 1X3 (9)	2,291,665	*

Thomas Mills 375 Rabro Drive Hauppauge, NY 11788 (10)	2,041,250	*

Steven Pudles 375 Rabro Drive Hauppauge, NY 11788 (11)	2,000,000	*

Donald A. Wright 2655 Camino Del Rio North, Suite 450 San Diego, CA 92108 (12)	1,475,000	*

Claudio Mannarino 229 Colonnade Road Ottawa, Ontario Canada K2E 7K3 (13)	875,000	*

Arthur Cape 4832 Melrose Avenue Montreal, Quebec Canada H3X 3P5 (14)	41,665	*

All Officers and Directors as a group (9 persons)	122,154,425	22.2%

*	Does not exceed 1%.

(1)	All shares are owned directly and beneficially by the stockholder indicated and such stockholder has sole voting, investment and dispositive power, unless otherwise indicated. Includes both our common stock and Exchangeable Shares of Nanotronics Sub convertible into our common stock. Does not include Exchangeable Shares owned by us or our subsidiaries.
(2)	Management knows of no other stockholder having five percent (5%) or more of the outstanding shares of our common stock, the Exchangeable Shares or API common shares (considered on a post-conversion basis), taken as a single class, other than those parties included in this chart.
(3)	Computed by dividing the number of shares beneficially held by each stockholder, including his Exchangeable Shares and shares of common stock underlying options exercisable within 60 days, by the sum of (i) the total number of issued and outstanding shares of our common stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our subsidiaries) plus (iii) shares of common stock underlying such stockholder’s options exercisable within 60 days. Excluded are API common shares convertible into our common stock or Exchangeable Shares pursuant to the Plan of Arrangement that we entered into with API.
(4)	For purpose of this calculation, Exchangeable Shares are treated as the same as our common shares.
(5)	Jason DeZwirek became our Secretary and a director of ours on the effective date of the Business Combination. Includes 18,269,400 shares of our common stock held by Green Diamond Corp. and 11,750,000 held by Icarus. Mr. Phillip DeZwirek, Mr. Jason DeZwirek’s father, and Mr. Jason DeZwirek each hold a 50% equity interest in Icarus, which in turn holds a 50.01% equity interest in Green Diamond Corp. Mr. Jason DeZwirek directly holds 18,375,000 Exchangeable Shares and 12,109,645 shares of our common stock. Also includes 12,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Jason DeZwirek.
(6)	Phillip DeZwirek became our Chairman, Chief Executive Officer and Treasurer and a director of ours on the effective date of the Business Combination. He ceased to be the Chief Executive Officer upon the assumption of that office by Steven Pudles in April, 2008. Includes 18,269,400 shares of our common stock held by Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond Corp.”) and 11,750,000 shares of our common stock held by Icarus Investment Corp. (“Icarus”). Mr. Phillip DeZwirek is the President of Green Diamond Corp., and holds a 50% equity interest in Icarus, which in turn holds a 50.01% equity interest in Green Diamond Corp. Mr. Phillip DeZwirek directly holds 22,499,800 Exchangeable Shares and 526,000 shares of our common stock. Also includes 1,000,000 shares owned by Mr. Phillip DeZwirek’s wife as to which he disclaims beneficial ownership. Also includes 12,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Phillip DeZwirek.
(7)	Mr. Phillip DeZwirek and Mr. Jason DeZwirek each hold a 50% interest in Icarus, which in turn holds a 50.01% equity interest in Green Diamond Corp. These shares are also attributed to Mr. Phillip DeZwirek and Mr. Jason DeZwirek.
(8)	Dr. Moskovits became our Chief Technology Officer on May 7, 2007. Dr. Moskovits holds 400,000 shares of our common stock. Dr. Moskovits holds options to purchase 5,500,000 shares of our stock, of which 3,500,000 are vested and included in the above chart.
(9)	Jonathan Pollack became a director in June 2006. Mr. Pollack holds 1,000,000 shares of our common stock and options to purchase 125,000 shares of our common stock, of which 41,665 are vested and included in the above chart. Mr. Pollack holds 1,250,000 Exchangeable Shares individually.
(10)	Thomas W. Mills became our President and Chief Operating Officer and a director of ours on the effective date of the Business Combination. Mr. Mills holds 13,399,575 shares of our common stock and options to purchase 500,000 shares of our common stock, of which 100,000 are vested and included in the above chart.
(11)	Steven Pudles became our Chief Executive Officer on April 22, 2008.
(12)	Donald A. Wright became a director of Rubincon in February 2006. Mr. Wright holds options to purchase 125,000 shares of our common stock, all of which are vested. Mr. Wright’s shareholdings listed above reflect these options. Mr. Wright shares voting and investment power on 1,350,000 shares with his wife.
(13)	Claudio Mannarino became our Chief Financial Officer and Vice President on the effective date of the Business Combination. Mr. Mannarino holds 800,000 shares of our common stock and options to purchase 375,000 shares of our common stock, of which 75,000 are vested and included in the above chart.
(14)	Arthur Cape became a director in June 2006. Mr. Cape holds options to purchase 125,000 shares of our common stock, of which 41,665 are vested and included in the above chart.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Company’s proxy statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must have been received at the Company’s principal executive offices not later than June 15, 2008. Any such proposal must have complied with the rules and regulations of the SEC.

If a stockholder who wishes to present a proposal failed to notify the Company by June 15, 2008 and such proposal is brought before the 2008 Annual Meeting of the Company, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2008 Annual Meeting of the Company will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to API Nanotronics Corp., 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3, Attention: Secretary.

If a stockholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the 2008 annual meeting, the stockholder must give advance notice to the Secretary of the Company no later than August 6, 2008.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail, telephone or email through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or email following the original solicitation.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Special Meeting, and so far as is known to the Board, no other matters will be presented to the stockholders for consideration at the Special Meeting. If, however, any other matter is properly presented at the Special Meeting, it is intended that proxies in the form enclosed with this Proxy Statement will be voted on such matter in accordance with the judgment of the person or persons voting such proxies, unless the proxy otherwise provides.

BY	ORDER OF THE BOARD OF DIRECTORS,

/S/ PHILLIP DEZWIREK
Chairman

Toronto, Ontario, Canada

July 21, 2008

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

API NANOTRONICS CORP.

API Nanotronics Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

THIRD: That upon the effectiveness of this Certificate of Amendment, Section 4.A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said section shall read in its entirety as follows:

Section 4.A The total number of shares of stock which the Corporation shall have authority to issue is One Billion One (1,000,000,001). The total number of shares of Common Stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares with a par value of $0.001 per share. The total number of shares of Special Voting Stock which the Corporation shall have the authority to issue is One (1) share, with a par value of $0.01 per share.

Effective at 5:00 p.m. (Delaware time) on             , 200     each [            ] shares of common stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Common Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by             , its             , this             day of             , 200    .

API NANOTRONICS CORP.

By:
Name:
Title:

A-1

SPECIAL MEETING OF STOCKHOLDERS

OF

API NANOTRONICS CORP.

505 University Avenue, Suite 1400

Toronto Ontario

Canada M5G 1X3

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip DeZwirek and Jason DeZwirek, and each of them individually (each with full power to act alone) as proxy or proxies for the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of API Nanotronics Corp. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on Wednesday, August 20, 2008 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Please date, sign and mail

your proxy card in the envelope provided

or fax to 416-361-0470 Attn: Proxy Dept.

as soon as possible

(Continued and To Be Signed on the Reverse Side.)

API NANOTRONICS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ x ]

PROPOSAL 1—To approve an amendment to the Company’s Certificate of Incorporation which would effect a reverse stock split of the Company’s outstanding common stock as described in the enclosed proxy statement and to authorize the Board of Directors to file such amendment.

☐  FOR         ☐  ABSTAIN         ☐  AGAINST

Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Special Meeting and matters presented at the Special Meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX TO 416-361-0470, ATTN: PROXY DEPT.

Signature(s)	Dated , 2008

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Voting Direction Form for holders of Exchangeable Shares

of API Nanotronics Sub, Inc.

THIS VOTING DIRECTION FORM IS SOLICITED ON BEHALF OF MANAGEMENT OF API NANOTRONICS CORP.

The undersigned holder of Exchangeable Shares of API Nanotronics Sub, Inc. has the right to instruct Equity Transfer & Trust Company in respect of the exercise of their votes at the Special Meeting of API Nanotronics Corp. to be held at the offices of WeirFoulds, LLP, The Exchange Tower, Suite 1500, 130 King Street West, Toronto, Ontario on Wednesday, August 20, 2008 at 10:00 a.m. Toronto Time, as follows:

•	To instruct Equity Transfer & Trust Company to exercise the votes to which the holder is entitled as indicated below; OR

•	To instruct Equity Transfer & Trust Company to appoint the holder, or the holder’s designee, as proxy to exercise personally the votes to which the holder is entitled as indicated below.

PROPOSAL 1—To approve an amendment to the Company’s Certificate of Incorporation which would effect a reverse stock split of the Company’s outstanding common stock as described in the enclosed proxy statement and to authorize the Board of Directors to file such amendment.

☐  FOR        ☐  ABSTAIN        ☐  AGAINST

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct Equity Transfer & Trust Company to Vote Exchangeable Shares

The holder hereby directs Equity Transfer & Trust Company to vote as indicated above and authorizes it to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Meeting, and at any adjournment of adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐	Appointment of the holder, or the holder’s Designee as Proxy

The holder hereby directs Equity Transfer & Trust Company to appoint as Proxy of the holder and authorizes them to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Meeting, and at any adjournment of adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE SECOND SECTION BUT DOES NOT SUPPLY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED EQUITY TRANSFER & TRUST COMPANY TO VOTE THEIR VOTING RIGHTS AS INDICATED AS IF THE FIRST BOX HAD BEEN CHECKED.

Please sign here

This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Shareholder 2	Date

Sole director & sole company secretary	Director

Notes:

1.	TO BE VALID, THIS VOTING DIRECTION FORM MUST BE RECEIVED BY EQUITY TRANSFER & TRUST COMPANY, 200 UNIVERSITY AVENUE, SUITE 400, TORONTO, ONTARIO, M5M 4H1, NOT LATER THAN 10:00 A.M., TORONTO TIME, ON THE 19TH DAY OF AUGUST, 2008.

2.	If this Voting Direction Form is not signed by the holder of Exchangeable Shares, the votes to which the holder of the Exchangeable Shares is entitled will not be exercised.

3.	If the holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This Voting Direction Form must be dated and signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc, should so indicate and give their full title as such.

6.	A holder who has submitted a Voting Direction Form may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law, a Voting Direction Form may be revoked by instrument in writing executed by the holder or his attorney authorized in writing or, if the holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of Equity Transfer & Trust Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the Voting Direction Form is to be acted upon or with a representative of Equity Transfer & Trust Company in attendance at the meeting on the day of the meeting or any adjournment thereof, and upon either of such deposits, the Voting Direction Form is revoked.